UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2007
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)
750 Battery Street, Suite 330
San Francisco, CA 94111
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
N/A
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers
Item 9.01 Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 5.02 Compensatory Arrangements of Certain Officers.
     On December 21, 2007, VIA Pharmaceuticals, Inc. (the “Company”) entered into Change in Control Agreements with Lawrence K. Cohen, Ph.D., James G. Stewart and Adeoye Olukotun, M.D. Under the terms of the Change in Control Agreements, if the executive’s employment is terminated without cause or for specified reasons within twelve months following a change in control of the Company, then subject to the execution of a general release of claims, they are entitled to the following severance:
•	Their then base salary payable over twenty-four months in the case of Mr. Cohen, and twelve months for Mr. Stewart and Dr. Olukotun;

•	Continued health benefits for the period of severance;

•	Pro rata bonus for the year of termination; and

•	Full vesting in all restricted stock, stock options or other equity compensation.
In addition, if the executive is subject to an excise tax under Section 4999 of the Internal Revenue Code due to payments made upon a change in control which is a hostile transaction or a change in the Board of Directors due to a contested election, the executive will be entitled to a tax-gross up to cover such excise tax, as well as any additional income taxes on the tax-gross up.
Copies of the amended and restated employment agreements are attached as Exhibits 10.1 through 10.3
Item 9.01 Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Change in Control Agreement by and between VIA Pharmaceuticals, Inc and Lawrence K. Cohen, Ph.D., dated December 21, 2007

10.2	Change in Control Agreement by and between VIA Pharmaceuticals, Inc and James G. Stewart, dated December 21, 2007

10.3	Change in Control Agreement by and between VIA Pharmaceuticals, Inc and Adeoye Olukotun, M.D., dated December 21, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: December 21, 2007	By:	/s/	James G. Stewart

James G. Stewart
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control Agreement by and between VIA Pharmaceuticals, Inc and Lawrence K. Cohen, Ph.D., dated December 21, 2007

10.2	Change in Control Agreement by and between VIA Pharmaceuticals, Inc and James G. Stewart, dated December 21, 2007

10.3	Change in Control Agreement by and between VIA Pharmaceuticals, Inc and Adeoye Olukotun, M.D., dated December 21, 2007